Oppenheimer Disciplined Value Fund
                     Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule



The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

 Distribution      Amount From       Amount From
 Reinvestment      Investment        Long or Short-Term      Reinvestment
 (Ex)Date          Income            Capital Gains           Price

Class A Shares
12/23/86       0.1288000             0.0000000    12.110
05/08/87       0.0067000             0.6489000    13.800
2/23/87       0.1133000             0.0000000    14.120
12/23/87       0.1024000             0.0000000    11.500
12/31/87       0.0000000             1.4031000     9.800
06/23/88       0.1076000             0.0000000    10.840
08/09/88       0.0032000             0.0000000    10.660
12/28/88       0.0898000             0.0000000    10.940
06/23/89       0.1739000             0.0000000    13.150
08/08/89       0.0032000             0.0000000    14.180
12/28/89       0.3234000             1.2471000    12.910
 06/22/90       0.2125000             0.0000000    13.160
08/09/90       0.0078000             0.0696000    12.450
12/28/90       0.1246000             0.0000000    11.580
06/25/91       0.1492000             0.0000000    13.230
08/07/91       0.0001740             0.0000000    14.060
12/30/91       0.1023748             1.2225544    14.330
06/25/92       0.1284000             0.0000000    14.070
08/13/92       0.0006025             0.0544445    14.360
12/29/92       0.1313754             1.5831824    14.160
06/25/93       0.1771000             0.3354085    15.550
08/05/93       0.0015951             0.0000000    15.720
12/29/93       0.1191825             1.3654598    15.190
06/27/94       0.1106000             0.0000000    14.410
08/11/94       0.0001066             0.1453600    14.970
12/29/94       0.1042681             0.4793800    14.220
06/27/95       0.1293000             0.0000000    16.480
08/24/95       0.0002974             0.0899600    17.260
12/28/95       0.1197963             1.1515100    17.750
06/18/96       0.0950000             0.1190000    18.650


Class B Shares
12/28/95       0.0150773             1.1515100    17.830
06/18/96       0.0670000             0.1190000    18.830


Class C Shares
06/18/96       0.0950000             0.1190000    18.640

Oppenheimer Disciplined Fund
Page 2

1. Average Annual Total Returns for the Periods Ended 10/31/96:

   The formula for calculating average annual total return is as follows:

      1                             ERV n
--------------- = n                (---) - 1 = average annual total  return
  number of years                 P

 Where: ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
         P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

     One Year                              Five Year
       $1,134.16 1                           $2,019.21 .2
 (---------) - 1 = 13.42%      (---------)   - 1 = 15.09%
          $1,000                                $1,000



                Ten Year

                $3,705.89 .1
 (---------) - 1 = 14.00%
                  $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

                One Year                              Inception

   $1,151.80 1                   $1,153.03 .9254
 (---------) - 1 = 15.18%      (---------)   - 1 = 14.09%
    $1,000                        $1,000





Oppenheimer Disciplined Value Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 10/31/96 (Continued):


Examples at NAV:

Class A Shares

   One Year                              Five Year
   $1,203.33 1                   $2,142.38 .2
 (---------) - 1 = 20.33%      (---------)   - 1 = 16.46%
                  $1,000                                $1,000

                Ten Year

$3,932.12 .1
 (---------) - 1 = 14.67%
                  $1,000


Class B Shares

One Year                              Inception

  $1,201.80 1                   $1,193.02 .9254
 (---------) - 1 = 20.18%      (---------)   - 1 = 17.74%
    $1,000                        $1,000



2.  Cumulative Total Returns for the Periods Ended 10/31/96:


  The formula for calculating cumulative total return is as follows:

 ERV - P
------- = Cumulative Total Return
    P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:


 One Year                             Five Year

$1,134.16 - $1,000                     $2,019.21 - $1,000
------------------  =  13.42%        ------------------  = 101.92%
      $1,000                               $1,000

                Ten Year

   $3,705.89 - $1,000
   ------------------  = 270.59%
          $1,000


Oppenheimer Disciplined Value Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 10/31/96 (Continued):

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

      One Year                             Inception

$1,151.80 - $1,000                  $1,153.03 - $1,000
 ------------------  = 15.18%         ------------------  =  15.30%
      $1,000                               $1,000



Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

              Inception

          $1,043.47 - $1,000
          ------------------  =  4.35%
                 $1,000



Examples at NAV:

Class A Shares

    One Year                             Five Year

  $1,203.33 - $1,000                        $2,142.38 - $1,000
------------------  =  20.33%        ------------------  = 114.24%
        $1,000                               $1,000


                Ten Year

        $3,932.12 - $1,000
      ------------------  = 293.21%
      $1,000



Class B Shares

                One Year                             Inception

$1,201.80 - $1,000                  $1,193.02 - $1,000
------------------  =  20.18%        ------------------  =  19.30%
               $1,000                      $1,000


Class C Shares

 Inception

  $1,053.47 - $1,000
   ------------------  =   5.35%
      $1,000